Exhibit 3.99

ARTICLES OF INCORPORATION

OF

AERO KITTY HAWK, INC.

The undersigned, acting as incorporators of a corporation under the Idaho Business Corporation Act, adopts the following Articles of Incorporation for such corporation:

FIRST: The name of the corporation is AERO KITTY HAWK, INC.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes for which the corporation is organized are: the transaction of any or all lawful business for which corporations may be incorporated under the Idaho Business Corporation Act.

FOURTH: The aggregate number of common shares which the corporation shall have authority to issue is One Thousand (1,000) at the par value of One Dollar ($1.00) per share.

FIFTH: Provisions denying preemptive rights are:

No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase or subscribe to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such other stockholder, other than such rights, if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

SIXTH: The address of the initial registered office of the corporation is 300 North 6th Street, Boise, Idaho 83701, and the name of its initial registered agent at such address is C T Corporation System.

SEVENTH: The number of directors constituting the initial board of directors of the corporation is One (1), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Richard S. Kaplinski	Independence Square West Philadelphia, PA 19106

EIGHTH: The name and address of each incorporator is:

NAME	ADDRESS

Timothy F. O’Connell	123 South Broad Street Philadelphia, PA 19109

George Lewis	123 South Broad Street Philadelphia, PA 19109

B. J. Verdon	123 South Broad Street Philadelphia, PA 19109

Dated April 8, 1981.

/s/ Timothy F. O’Connell
_____

/s/ George Lewis
_____

/s/ B.J. Verdon
_____
Incorporator

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

AERO KITTY HAWK, INC.

Pursuant to the provisions of Section 30-1-61 of the Idaho Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is: AERO KITTY HAWK, INC.

SECOND: The following amendments of the Articles of Incorporation were adopted by the board of directors of the corporation on July 1, 1994 in the manner prescribed by the Idaho Business Corporation Act:

Article First of the Articles of Incorporation is hereby amended to read as follows:

1. The name of the corporation is: ARAMARK Kitty Hawk, Inc.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000; and the number of shares entitled to vote thereon was 1,000.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Common	1,000

FIFTH: The number of shares voted for such amendment was 1,000 and the number of shares voted against such amendment was -0-.

SIXTH: The Articles of Amendment shall become effective on October 10, 1994.

Dated September 30 , 1994.

By	/s/ Charles Caruso
Charles Caruso, Its President

and	/s/ Priscilla M. Bodnar
Priscilla M. Bodnar, Its Secretary

STATE OF Pennsylvania	)
) SS
COUNTY OF Philadelphia	)

I, /s/ Francine M. Johnson, a notary public, do hereby certify that on this day of September, 1994, personally appeared before me Priscilla M. Bodnar, who, being by me first duly sworn, declared that she is the Secretary of AERO KITTY HAWK, INC., that she signed the foregoing document as Secretary of the corporation, and that the statements therein contained are true.

/s/ Francine M: Johnson
Notary Public for
Residing at:
My Commission Expires:

(NOTARIAL SEAL)